POWER OF ATTORNEY

The undersigned officer of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective January 21, 2021, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo			January 21, 2021
David DiPetrillo
President (Principal Executive Officer)

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On January 21, 2021 before me, the undersigned, personally appeared the above-named individual, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

ATTACHMENT A

Group 1

Dreyfus Cash Management
Dreyfus Government Cash Management Funds
Dreyfus AMT-Free Municipal Cash Management Plus
Dreyfus AMT-Free New York Municipal Cash Management
Dreyfus Tax Exempt Cash Management Funds
Dreyfus Treasury Obligations Cash Management Fund
Dreyfus Treasury Securities Cash Management
Dreyfus Institutional Liquidity Funds
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Reserves Funds
Dreyfus Liquid Assets, Inc.
CitizensSelect Funds
BNY Mellon Investment Grade Funds, Inc.
BNY Mellon Investment Portfolios
BNY Mellon Opportunity Funds
BNY Mellon Short-Intermediate Municipal Bond Fund
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.
BNY Mellon Sustainable U.S. Equity Fund, Inc.
BNY Mellon Ultra Short Income Fund
BNY Mellon Large Cap Securities Fund, Inc.

Group 2

BNY Mellon Advantage Funds, Inc.
BNY Mellon Index Funds, Inc.
BNY Mellon International Securities Funds, Inc.
BNY Mellon Investment Funds V, Inc.
BNY Mellon Investment Funds VI
BNY Mellon Midcap Index Fund, Inc.
BNY Mellon New Jersey Municipal Bond Fund, Inc.
BNY Mellon Research Growth Fund, Inc.
BNY Mellon Stock Index Fund, Inc.
BNY Mellon Variable Investment Fund

Group 3

BNY Mellon Absolute Insight Funds, Inc.
BNY Mellon Municipal Bond Funds, Inc.
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon Municipal Funds, Inc.
BNY Mellon New York Tax Exempt Bond Fund, Inc.
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.
BNY Mellon U.S. Mortgage Fund, Inc.
BNY Mellon Stock Funds
BNY Mellon Strategic Funds, Inc.

Group 4

BNY Mellon Appreciation Fund, Inc.
BNY Mellon New York AMT-Free Municipal Bond Fund
BNY Mellon Opportunistic Municipal Securities Fund
BNY Mellon State Municipal Bond Funds
BNY Mellon Worldwide Growth Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General New York AMT-Free Municipal Money Market Fund

Group 5

BNY Mellon Investment Funds I
BNY Mellon Investment Funds II, Inc.
BNY Mellon Investment Funds III
BNY Mellon Investment Funds IV, Inc.